Exhibit 23.2

Beckstead and Watts, LLP
Certified Public Accountants

                                                    2425 W Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                                702.257.1984 tel
                                                                702.362.0540 fax


Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated July 21, 2004, accompanying the financial statements of Gentry International, Inc. on Form SB-2/A for the years ended May 31, 2004 and 2003 and for the period of February 18, 1999 (inception date) through May 31, 2004. We hereby consent to the incorporation by reference of said report on the Registration Statement of Gentry International, Inc. on Form SB-2/A.

We have issued our report dated March 17, 2005, accompanying the financial statements of Gentry International, Inc. on Form SB-2/A for the eight months ended January 31, 2005 and 2004 and for the period of February 18, 1999 (inception date) through January 31, 2005. We hereby consent to the incorporation by reference of said report on the Registration Statement of Gentry International, Inc. on Form SB-2/A.

Signed,

/s/ Beckstead and Watts, LLP
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March 22, 2005